Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

1345 AVENUE OF THE AMERICAS, 11th FLOOR

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

December 7, 2015

Seguin Natural Hair Products Inc.

2505 Anthem Village E. Drive

Henderson, Nevada 89058

Ladies and Gentlemen:

Reference is made to the Registration Statement on Form S-1 (File No. 333-205822), as amended (the “Registration Statement”), filed by Seguin Natural Hair Products Inc. (the “Company”), a Nevada corporation, under the Securities Act of 1933, as amended (the “Securities Act”). References to “Common Stock” are to shares of the common stock of the Company, par value $0.0001 per share. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Registration Statement.

The Registration Statement relates to an offering of 4,500,000 shares (the “Shares”) of the Common Stock of the Company, previously issued to the selling shareholders of the Company in a private placement in April 2014, that are to be resold pursuant to this Registration Statement.

As the basis for the opinion set forth below, we have examined such documents and considered such legal matters as we have deemed necessary and relevant. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of such copies. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized, legally and validly issued, delivered and paid for and non-assessable.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the Prospectus forming a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion is given as of the effective date of the Registration Statement, and we are under no duty to update the opinions contained herein.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP